Exhibit 10.1

SEPARATION AND TRANSITION AGREEMENT

This Separation and Transition Agreement (“this Agreement”) is made and entered into by and among FLIR Systems, Inc. (the “Company”), on the one hand, and Andrew C. Teich (“Teich”) on the other hand (collectively, the “Parties”).

1.Separation of Employment. Teich resigned his employment with the Company as President and Chief Executive Officer effective June 19, 2017. In exchange for the mutual covenants in this Agreement, however, the Company has asked Teich, and Teich has agreed, to continue his employment in a new capacity through the conclusion of a transition period (the “Transition Period”), as described in Section 2 below. Teich’s final day of work at the conclusion of the Transition Period (i.e. August 31, 2017) shall be referred to herein as the “Separation Date.”

a)
This Agreement confirms Teich’s voluntary irrevocable resignation as President and Chief Executive Officer of the Company, and from any and all other executive positions he holds with the Company and any and all of the Company’s subsidiaries and other affiliates (the “Other Positions”), which resignation shall become effective on June 19, 2017. The Company hereby agrees to waive any requirement of written notice as otherwise required under the Executive Employment Agreement between Teich and the Company dated May 19, 2013 (the “Employment Agreement”).

b)
Contemporaneous with Teich’s execution and delivery of this Agreement, Teich shall deliver to the Company his written resignation from the Company’s Board of Directors (the “Board”), to be effective on June 19, 2017, in compliance with Company policy. As more fully set out in Section 7 of this Agreement, Teich’s resignation hereunder is and shall be a termination of his employment as President and Chief Executive Officer of the Company by him without “Cause” (as defined in Section 1.3 of the Employment Agreement) under Section 4.3 of the Employment Agreement.

c)
Prior to the commencement of the Transition Period, Teich shall continue to serve in his positions as President and Chief Executive Officer of the Company, as well as in the Other Positions, under the terms and conditions of the Employment Agreement. Notwithstanding the immediately preceding sentence or any other provision hereof, the Board may reassign and delegate any or all of Teich’s responsibilities to one or more other individuals (each, an “Interim Delegate”), to be performed by him or her in lieu of by Teich. For the avoidance of doubt, neither such a reassignment or delegation of a responsibility to an Interim Delegate, nor any performance thereof by such Interim Delegate, shall constitute a termination for Good Reason (as defined in Section 1.6 of the Employment Agreement) under Section 4.4 of the Employment Agreement.

d)	The Company shall reimburse Teich his actual attorney fees incurred in negotiation of this Agreement, not to exceed $10,000.
2.Transition Period. In exchange for the mutual covenants in this Agreement, the Company agrees to employ Teich during the Transition Period on the following terms and conditions:

a)
The Transition Period shall be from June 19, 2017 (or the Effective Date, if later) through August 31, 2017. The Company will employ Teich on an at-will basis during the Transition Period. Accordingly, Teich understands that, during the Transition Period, either the

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Company or Teich may terminate Teich’s employment at any time, for any or no reason, with or without prior notice.

b)
During the Transition Period: (i) Teich shall not report to work at any Company office or facility, and shall not perform any services for the Company unless requested in writing by the Company’s Chief Executive Officer; (b) on or before June 19, 2017, Teich shall return to the Company all confidential or proprietary information in his possession, in whatever medium that information exists, and not retain any such information thereafter except upon permission of the Company’s Chief Executive Officer; and (c) upon request, Teich shall assist the Company with the transfer of information, job responsibilities and business strategy, communications with employees and customers, and other transition-related tasks as requested by the Company.

c)
The Company will continue to pay Teich at his current base salary, less all customary and required taxes and employment-related deductions, in accordance with the Company’s normal payroll practice, while he is employed during the Transition Period. The Company will continue Teich’s participation in the Company’s benefit plans during the Transition Period, under the same terms and conditions as he currently is participating, while he is employed during the Transition Period.

d)
The Company and Teich agree that, effective June 19, 2017, the Employment Agreement shall be null and void and that this Agreement establishes the terms of his employment during the Transition Period and the terms of his transition from the Company. For the avoidance of doubt, Teich shall no longer be eligible to receive any benefits described in Article IV of the Employment Agreement.

Teich acknowledges and agrees that the offer of the Transition Period is not otherwise due to Teich under any Company employment agreement (oral or written) or policy or practice, and is not intended to and shall not constitute a severance plan, and shall confer no benefit on anyone other than the Parties. Teich further acknowledges that, except for the specific financial consideration set forth herein and benefits to which he is otherwise entitled under FLIR benefit plans, including but not limited to FLIR’s Supplemental Executive Retirement Plan (SERP), he is not entitled to any other compensation including, without limitation, wages, bonuses, vacation pay, holiday pay or any other form of compensation or benefit.

3.Advisory Term. Following the Separation Date, Teich shall serve as Senior Advisor to the Company for a period of one (1) year after the Separation Date (the “Advisory Term”). The Company will engage Teich on an at-will basis during the Advisory Term. Accordingly, Teich understands that, during the Advisory Term, either the Company or Teich may terminate Teich’s engagement as Senior Advisor at any time, for any or no reason, with or without prior notice.

a)
As Senior Advisor, and on an as-needed basis upon reasonable notice from the Company, Teich shall provide transition and other related advisory services to the Company during the Advisory Term in order to assist in providing an effective transition of Teich’s responsibilities to Teich’s successor as President and Chief Executive Officer. Teich shall advise the Board, Teich’s successor and any Interim Delegate or Interim Delegates on matters involving Company strategy, mergers and acquisitions, organizational considerations and other matters as are specified by the Board. Teich shall diligently and competently perform such services and use all reasonable efforts in connection with the performance of such services.

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b)
Teich and the Company agree that, during the Advisory Term, the anticipated level of all services that Teich may perform for the Company as Senior Advisor shall not be in excess of an average of ten (10) hours per week, which the Company and Teich acknowledge is less than 20% of the average level of services that Teich will have performed for the Company during the three-year period immediately preceding the Separation Date.

c)
During the Advisory Term, upon presentation of appropriate receipts, the Company shall reimburse Teich for all documented, out-of-pocket expenses Teich incurs in the performance of Teich’s duties as Senior Advisor, including but not limited to expenses Teich incurs when traveling on Company business when requested by the Board, the CEO or an Interim Delegate to do so.

d)
Following the termination or expiration of the Advisory Term (and during the Advisory Term as to any responsibility reassigned and delegated to an Interim Delegate as contemplated by Section 1(c)), Teich shall not hold himself out as an officer, director, executive, employee, leased employee, temporary employee, consultant, advisor, agent or other representative of the Company.

4.Compensation during Advisory Term. In consideration of Teich’s execution of this Agreement and compliance with the terms hereof, and as compensation for Teich’s service as Senior Advisor, and further provided that Teich signs and returns to the Company the Release attached as Exhibit A within the timeframe provided therein, the Company shall provide Teich the following payments and benefits (together, the “Advisory Term Compensation”):

a)
As compensation for Teich’s services as Senior Advisor during the Advisory Term, the Company shall pay Teich an advisory fee in the amount of $35,917 per month (pro-rated for any partial month), less applicable taxes and withholdings, but Teich shall not be entitled to any Board or Board committee retainer or meeting fees. The Company agrees to reimburse Teich for his ISP, hotspot and cellular telephone expenses during the Advisory Term.

b)
During the Advisory Term, Teich and Teich’s dependents may continue participation in the Company’s group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Teich shall be required to pay the full cost of the premiums under the health plan, and the Company shall reimburse Teich for the portion of such premiums that would be paid by the Company if Teich were an active employee.

c)
Following the General Release Effective Date as defined in Exhibit A, the Company shall pay Teich his target 2017 bonus payment, pro-rated for the period of January 1, 2017 through the Separation Date, to be paid in one (1) lump-sum payment, less applicable withholdings, in accordance with the Company’s normal payroll practices and at the same time as other similarly-situated participants in the Company’s Executive Bonus Plan.

d)	For the avoidance of doubt, Teich shall be entitled to no additional compensation for Teich’s services following the Separation Date except as set forth in this section.
5.Relationship. It is the intention of the parties to this Agreement that, during the Advisory Term, Teich will not be an employee of the Company and nothing in this Agreement shall be construed to create an employment relationship between Teich and the Company following the Separation Date. Teich recognizes, acknowledges and agrees that all income paid to him under this Agreement shall

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constitute income from self-employment and he shall be required to pay self-employment taxes pursuant to Section 1401 of the Internal Revenue Code. Teich recognizes, acknowledges and agrees that the Company, its officers, directors, and employees shall have no obligation or liability whatsoever to him, his heirs, administrators, assigns, or creditors for workers’ compensation, federal and state payroll taxes, unemployment compensation, minimum wages, Social Security assessments or similar charges, taxes or liabilities applicable to an employment relationship. Teich shall be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from and against any claim or liability of any kind (including penalties, fees or charges) resulting from the Teich’s failure to pay the taxes, penalties, and payments referenced in this section.
6.Waiver and Release. Teich expressly acknowledges and agrees that: (a) neither this Agreement nor the Parties’ performance hereunder constitutes “Good Reason” or a termination by the Company without “Cause” under any agreement between Teich and the Company (including but not limited to Section 4.3 or Section 4.4 of the Employment Agreement) or any Company policy or plan applicable to Teich; (b) Teich expressly waives and releases any right or claim by Teich or on Teich’s behalf that this Agreement or the Parties’ performance hereunder: (i) constitutes “Good Reason” or a termination without “Cause” by the Company under any agreement between Teich and the Company or any other Company policy or plan, or (ii) entitles Teich to any form of severance payment or benefit under any agreement between Teich and the Company (including but not limited to the payments and benefits described in Section 4.3 of the Employment Agreement) or any other Company policy or plan (collectively, “Severance Compensation”); and (c) Teich’s waiver and release described in subsection (b) constitutes an appropriate waiver and/or modification by the Party entitled to the benefits of the waived term or provision, as permitted by Section 7 of the Employment Agreement. This release includes waivable claims relating to the Severance Compensation under state or federal law relating to wage payments, and under state or federal common law (e.g., breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, misrepresentation, deceit or fraud), but excludes any claims that Teich cannot waive by operation of law, and any claims related to a breach of this Agreement.
7.Restrictive Covenants: In connection with Teich’s continued employment with the Company and his transition to the Senior Advisor role and in exchange for the benefits described herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Teich expressly acknowledges and agrees that certain restrictions on his activities are necessary to protect the goodwill, confidential information and other legitimate interests of the Company and its affiliates. Accordingly, as of the Effective Date, Teich agrees as follows:

a)
During Executive’s employment and (i) for a period of two (2) years following the Separation Date, or (ii) one (1) year following termination of this Agreement by Teich, whichever is longer (the “Restricted Period”), Teich shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, coventurer or otherwise, compete with the business of the Company or any of its affiliates anywhere in the world where the Company or any of its affiliates is doing business or undertake any planning for competition with the Company or any of its affiliates. Specifically, but without limiting the foregoing, Teich agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company or any of its affiliates as conducted or under consideration at any time during Teich’s employment (including, but not limited, the Advisory Term) or to provide services in any capacity to a competitor of the Company or any of its affiliates. The business of the Company and its affiliates is the business of the Products. The foregoing condition, however, shall not fail to be met solely due to Teich’s passive ownership of less than 3% of the equity securities of any publicly traded

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company. For purposes of this Agreement, “Products” means all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its affiliates, together with all services provided or planned by the Company or any of its affiliates, during Teich’s employment (including, but not limited, the Advisory Term). If the Company terminates this Agreement at any time between the Effective Date of this Agreement and the conclusion of the Advisory Term, then the Restricted Period shall end 12 months after the date of such termination by the Company.

b)
During the Restricted Period, and excluding any activities undertaken on behalf of the Company or any of its affiliates in the course of his duties, he will not directly or indirectly solicit or encourage any customer of the Company or any of its affiliates to terminate or diminish its relationship with the Company or any of its affiliates; or directly or indirectly solicit or encourage any customer or potential customer of the Company or any of its affiliates to conduct with any person any business or activity which such customer or potential customer conducts or could conduct with the Company or any of its affiliates.

c)
During the Restricted Period, and excluding any activities undertaken on behalf of the Company or any of its affiliates in the course of his duties, he will not, directly or indirectly, hire or otherwise engage the services of any employee, independent contractor or other agent providing services to the Company or any of its affiliates, or solicit, induce, encourage or attempt to solicit, induce, or encourage, any such employee, independent contractor or agent to terminate or diminish his/her/its relationship with the Company or any of its affiliates.

d)
Teich acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to this Section 8. Teich agrees that those restraints are necessary for the reasonable and proper protection of the Company and its affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area.

e)
Teich acknowledges that, were he to breach any of the covenants contained in this Section 7, the damage to the Company and its affiliates would be irreparable. Teich therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Teich of any of said covenants, without having to post bond. The prevailing party in any such action for injunctive relief shall be entitled to an award of his or its reasonable attorneys’ fees incurred in enforcing his or its rights under this Agreement. Should the court find or hold that Teich has violated any of such covenants, then within ten (10) business days of his receipt of a written demand by the Board, Teich shall be required to repay the Company seventy-five percent (75%) of the monetary value of the Separation Benefit provided to him pursuant to Section 4(a) and Section 4(b) of this Agreement and all of Teich’s equity compensation awards that vested during the Advisory Term (and which Teich has not exercised) shall automatically and without any further action be forfeited and no further equity compensation awards shall vest. The Restricted Period shall be tolled, and shall not run, during the period of any breach by Teich of any such covenants.

f)
The restrictions and covenants set forth in this Section 7 shall be in addition to, and not in lieu of, any confidentiality, proprietary information, inventions or other agreements which Teich has entered into, or hereafter enters into, in connection with his employment or service as a director or advisor of the Company, which are incorporated herein by reference and shall survive the execution and delivery of this Agreement. Notwithstanding the above,

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Teich acknowledges and agrees that, upon the Effective Date, this Section 7 supersedes and replaces the restrictions in Section 6.1(a) through Section 6.1(c) of the Employment Agreement. To the extent applicable, Teich further acknowledges and agrees that this Section 7 constitutes an appropriate modification and notice thereof as permitted by Section 7 of the Employment Agreement.
8.Return of Company Property: Prior to the conclusion of the Advisory Term (or earlier as requested by the Company), Teich shall return to the Company, and shall not retain in his possession without the express permission of the Chief Executive Officer, any Company property, including business records, business documents, or any other materials or property relating to the Company, whether on computer or hard copy, and all copies thereof. Teich acknowledges that all such Company property is and shall remain the exclusive property of the Company. Teich will be permitted to retain his personal computer and mobile devices, provided that he first makes them available to FLIR so that confidential and proprietary information can be removed. Teich will also be permitted to retain the E95 Instruments camera made available to him for his use during his employment with the Company.
9.Cooperation. Teich agrees to cooperate fully with the Company in connection with any matter or event relating to Teich’s employment or events that occurred during Teich’s employment or other engagement to provide advisory services (including but not limited to the Advisory Term), including but not limited to (a) cooperating in the defense or prosecution of any claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company, including any claims or actions against its affiliates and its and their officers and employees; (b) being available, upon reasonable notice to meet with the Company regarding matters in which Teich has been involved, including any contract matters or audits; (c) preparing for, attending and participating in any legal proceeding including, without limitation, depositions, consultation, discovery or trial; (d) providing affidavits and/or acting as a witness in connection with respect to any litigation or other legal proceeding affecting the Company; (e) assisting with any audit, inspection, proceeding or other inquiry. The Company will reimburse Teich for all reasonable documented, out-of-pocket expenses he incurs in providing such cooperation to the Company. Teich agrees that should Teich be contacted (directly or indirectly) by any person or entity (for example, by any party representing an individual or entity) adverse to the Company, Teich shall promptly notify the Chairman of the Board prior to the Separation Date. In the event that Teich receives an order, subpoena, request, or demand for disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information from any court or governmental agency, or from a party to any litigation or administrative proceeding, Teich shall notify the Company of same as soon as reasonably possible and prior to disclosure, in order to provide the Company with the opportunity to assert its respective interests in addressing or opposing such order, subpoena, request, or demand. Notwithstanding anything in this agreement to the contrary, Teich and the Company agree that the obligations imposed upon him under this section shall survive the termination or expiration of the Advisory Term.
10.Acknowledgments: The Parties expressly acknowledge and agree to the following: (a) the Advisory Term Compensation represents material consideration for Teich’s undertakings and obligations under this Agreement; (b) except as set forth herein, Teich is not entitled to and shall not receive any additional payments or benefits of any kind from the Company, and shall not accrue additional benefits under any of the Company’s applicable employee benefit plans; and (c) with the exception of vested benefits due him under any FLIR employee benefit plan, including but not limited to the Supplemental Executive Retirement Plan, Teich has been or will be paid all compensation to which he was otherwise entitled by the Company prior to or simultaneously with the Separation Date, and there are no additional wages or other compensation due and owing to Teich after the Separation Date, except as expressly provided in this Agreement.

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11.Non-Disparagement: Teich agrees not to disparage, or make any disparaging remarks or send any disparaging communications concerning, the Company, its reputation, its business, and/or its directors, officers, managers, agents and employees. The members of Company’s current Board of Directors and the Company’s current General Counsel likewise agree not to disparage, or make any disparaging remarks or send any disparaging communications concerning Teich.
12.Confidentiality; No Disclosures: Teich agrees not to disclose to anyone, other than his immediate family, accountant and attorney, the circumstances surrounding this Agreement or its terms, conditions or negotiation, and then only upon their express agreement not to disclose such subject matter to another person, except as required or permitted by law (in which case, Teich shall, to the extent practicable, notify the Company of such before making any such disclosure).
13.Non-Admission of Liability: This Agreement is not, and shall not in any way be construed as an admission by either Party that it has acted wrongfully with respect to the other or any other person, or that such has any rights whatsoever against the other, except as set forth herein.
14.No Modification: No waiver or modification of this Agreement or any term hereof shall be binding unless it is in writing and signed by the Parties hereto or their expressly authorized representatives. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.
15.Rule of Ambiguities; Severability: It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language in this Agreement is found or claimed to be ambiguous, each Party shall have the same opportunity to present evidence as to the actual intent of the Parties with respect to any such purportedly ambiguous language, without any inference or presumption being drawn against the purported drafter. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected. In the event that any of the provisions with respect to confidentiality, non-competition and/or non-solicitation as set forth in this Agreement are not enforceable in accordance with their terms, Teich and the Company agree that such provisions shall be reformed to make them enforceable in the manner which provides the Company with the maximum rights and protections permitted by law.
16.Governing Law; Venue and Jurisdiction: This Agreement shall be construed in accordance with the laws of New Hampshire, without giving effect to conflict of law principles. Any claims or legal actions by one party against the other shall be commenced and maintained in any state or federal court located in the State of New Hampshire, and the parties hereby expressly submit to the jurisdiction and venue of any such court and hereby waive any defense based on a lack of jurisdiction.
17.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both Parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Teich are personal and shall not be assigned by Teich.
18.Entire Agreement: This Agreement, along with the other specific agreements that are expressly incorporated herein by reference and stated as surviving the signing of this Agreement, supersedes any and all prior or contemporaneous oral and written agreements between Teich and the

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Company, and set forth the entire agreement between the Parties with regard to the matters described herein.
19.Captions: The captions of the paragraphs of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
20.Voluntary Execution: The Parties hereby acknowledge that they have read and understand this Agreement, that they have affixed their signature hereto voluntarily and without coercion, and that their agreement to the terms contained herein is knowing, conscious and with full appreciation of the meaning of such terms.
Teich shall have the Review Period to consider whether to execute this Agreement. If Teich does not sign and return this Agreement to the Company within the Review Period, this Agreement automatically shall terminate and be withdrawn.

This Agreement may be executed in counterparts, which together shall be effective as if they were a single document. Signatures of this Agreement transmitted by e-mail or facsimile copy shall have the same force and effect as original signatures.

Executed and delivered, this _18th_day of June, 2017	FLIR Systems, Inc.

/s/ Steven E. Wynne Steven E. Wynne, Director

Executed and delivered, this _18th_day of June, 2017	/s/ Andrew C. Teich Andrew C. Teich

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EXHIBIT A

GENERAL RELEASE OF CLAIMS

I, Andrew Teich, acknowledge and reaffirm the terms and conditions of the separation and transition agreement with FLIR Systems, Inc. (“FLIR”), dated June __, 2017 (the “Agreement”). I hereby acknowledge and agree that in exchange for the consideration provided in the Agreement, I am waiving and releasing my right to assert any form of legal claim, charge, complaint or action (together, “Claims”) against FLIR and its divisions, affiliates and subsidiaries, and its and their respective officers, directors, members, employees, agents and assigns (collectively, the “FLIR Releasees”) for any alleged action or circumstance arising from the beginning of time through August 31, 2017 (the “Separation Date”), whether known or unknown by me. This waiver and release bars Claims seeking any form of relief, including equitable relief, the recovery of damages, or other forms of monetary recovery. I understand, however, that this Agreement does not limit my right to receive an incentive award, reward or bounty provided by the Securities and Exchange Commission for the reporting of possible securities law violations.

Without limiting the generality of the foregoing, I specifically waive, and release the FLIR Releasees from, any and all Claims arising from or related to my employment relationship with FLIR through the Separation Date under Oregon, New Hampshire, or other state, local or federal law including, but not limited to:

•
Claims under any local, state, or federal discrimination, retaliation, fair employment practices, or other employment-related statute, regulation, or executive order including, but not limited to, the Age Discrimination in Employment Act and Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, and the Lilly Ledbetter Fair Pay Act (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. § 2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Americans With Disabilities Act (42 U.S.C. § 12101 et seq.), Chapter 659A of the Oregon Revised Statutes, the New Hampshire Law Against Discrimination (N.H. Rev. Stat. Ann. § 354-A:1 et seq.), New Hampshire Rev. Stat. Ann. § 275, and any similar Oregon, New Hampshire, or other state, local or federal statute.

•
Claims under any state, local or federal statute, regulation or executive order relating to leaves of absence, layoffs or reductions-in-force, wages, hours, or other terms and conditions of employment. I acknowledge that I have made FLIR aware of any and all wage claims that I have against FLIR and I further acknowledge that the Separation Benefit is consideration for, among other things, any such waivable wage claims under O.R.S. § 652.310 to 652.414, or any other statute relating to the payment of wages.

•
Claims under any state, local, or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of the covenant of good faith and fair dealing, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud, or negligence, or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.

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•
Claims under any state, local or federal statute, regulation or executive order relating to relating to violation of public policy, retaliation for protected whistleblower activity, or any other form of retaliation or wrongful termination including, but not limited to, claims under the Sarbanes-Oxley Act of 2002.

Notwithstanding the foregoing, I understand that this General Release of Claims does not: (i) release the FLIR Releasees from any obligation expressly set forth in the Agreement, (ii) act as a waiver or release of any Claims that I cannot by law waive or release, (iii) act as a waiver of right to benefits under any benefit plan in which I am a participant, including but not limited to the Supplemental Executive Retirement Plan; (iv) act as a waiver of right or release of any claim that I may have to indemnification under applicable contract or law; or (v) prohibit me from challenging the validity of this waiver and release under federal law, from filing a complaint of employment related discrimination with or participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or similar state agency.

My waiver and release, however, are intended to be a complete bar to: (i) any equitable relief (whether declaratory, injunctive or otherwise) and (ii) the recovery of damages and similar forms of monetary recovery (including back pay, front pay, overtime pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and other costs) with respect to any Claims (except those which cannot be released under law), including those raised through a charge or complaint with the EEOC, or any other federal, state or local agency. Accordingly, nothing in this General Release of Claims or in the Agreement shall limit FLIR’s right to seek immediate dismissal of such charge or complaint on the basis that my signing of this General Release of Claims or the Agreement constitutes a full release of any such Claims. I further acknowledge and agree that, but for providing this waiver and release, I would not be receiving the Separation Payment, the Additional Payment or the Attorney Payment provided to me under the Agreement.

Nothing herein shall prohibit me from providing truthful testimony in any legal proceeding, communicating or participating in any proceeding with any governmental agency or representative, or making any truthful disclosure required under law, provided, however, I agree that I will use my best efforts to ensure that the Agreement is complied with to the extent possible. Moreover, nothing in this Agreement shall prohibit my reporting of possible violations of federal securities statutes, regulations or executive orders to any government agency or similar entity or making other disclosures that are protected under the whistleblower provisions of federal securities law. However, except as otherwise explicitly provided in this General Release of Claims, I will be prohibited to the fullest extent authorized by law from obtaining monetary damages in any agency proceeding in which I participate.

In addition, I represent that I have not filed against the FLIR Releasees, any complaints, claims or lawsuits with any court, administrative agency or arbitral tribunal prior to the date of this General Release of Claims and that I have not raised any internal complaints regarding FLIR’s compliance with applicable laws.   I am not aware as of the date of this General Release of Claims of any facts or circumstances that would give rise to a complaint, claim or lawsuit against the FLIR Releasees regarding FLIR’s compliance with applicable laws, including, without limitation, the Federal Securities Laws (as defined in Rule 38a-1 under the Investment Company Act of 1940), and any federal and/or state wage and hour law.

I have been advised and given the opportunity to consult with legal counsel regarding this General Release of Claims.

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I acknowledge that I have specific rights under the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefits Protection Act (“OWBPA”). I fully understand the provisions and effects of the Agreement and this General Release of Claims, and specifically my release of Claims under the ADEA and the OWBPA, and I am entering this Agreement and Release of Claims knowingly and voluntarily. I have twenty-one (21) days in which to consider and accept the terms of this General Release of Claims. I will have seven (7) days following the execution of this General Release of Claims to revoke this General Release of Claims by providing written notice of revocation to Earl R. Lewis and, if I do not exercise my right to revoke the General Release of Claims, this General Release of Claims shall become effective on the eighth (8th) day following my execution of it (the “General Release Effective Date”). Please sign, date and return this General Release of Claims to FLIR within twenty-one (21) days of the Separation Date (with delivery in the same manner as required for the Agreement).

Acknowledged and Agreed To:

Andrew C. Teich__________    _/s/ Andrew C. Teich______    ____6/18/17_________
Print Name            Signature            Date

67937901v.9

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